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                                  Exhibit 99.1

                  Cetalon Corporation 2001 Equity Incentive Plan

                               CETALON CORPORATION

                                 (the "Company")

                           2001 EQUITY INCENTIVE PLAN

INTRODUCTION

       The Company adopted the 2001 Equity Incentive Plan in order provide a means by which selected Employees, Directors of and Consultants to the Company, or its Affiliates, could receive options to purchase Common Stock of the Company, and other equity interests in the Company. Subject to the approval of the stockholders of the Company, the Company has initiated the 2001 Equity Incentive Plan in the form contained hereunder in order to provide a means by which options, stock bonuses, rights to purchase restricted stock and stock appreciation rights could be received by such individuals.

1.     PURPOSES.

       (a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of (i) Incentive or Nonstatutory Stock Options,
(ii) stock bonuses, (iv) rights to purchase restricted stock, and (v) stock appreciation rights, all as defined below.

       (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors and
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Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

       (c) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(b)
v)., be either (i) Options granted pursuant to Section 6 hereof, (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Section 7 hereof, or (iii) stock appreciation rights granted pursuant to Section 8 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.     DEFINITIONS.

       (a) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

       (b) "BOARD" means the Board of Directors of the Company.

       (c) "CAUSE" means the occurrence of any of the following: (i) conviction of the Covered Service Provider of any felony involving fraud or act of dishonesty against the Company or Affiliate; (ii) conduct by the Covered Service Provider which, based upon good faith and reasonable factual investigation and determination of the Company (or, if the Covered Service Provider is a named executive officer as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission, of the Board), demonstrates gross unfitness to serve; (iii) intentional, material violation by the Covered Service Provider to the Company or Affiliate, provided that in the event that any of the foregoing events is capable of being cured, the Company shall provide written notice to the Covered Service Provider describing the nature of such event and the Covered Service Provider shall thereafter have thirty (30) days to cure such event;
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or (iv) the violation by a Covered Service Provider of the provisions of any non-competition agreement, confidentiality agreement or proprietary rights agreement.

       (d) "CHANGE IN CONTROL" means: (i) a dissolution, liquidation or sale of substantially (fifty percent (50%) or greater) all of the of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation; (iii) a reverse merger in which the Company is the surviving corporation; or (iv) over fifty percent (50%) of the Board of Directors are newly appointed within any consecutive twelve (12) month period.

       (e) "CODE" means the Internal Revenue Code of 1986, 26 U.S.C. 1, et. seq. as amended.

       (f) "COMMITTEE" means a committee appointed by the Board in accordance with subsection 3(b) v). of the Plan.

       (g) "COMMON STOCK" means the common stock, par value $0.0001 per share of the Company.

       (h) "COMPANY" means Cetalon Corporation, a Nevada Corporation.

       (i) "CONCURRENT STOCK APPRECIATION RIGHT" or "CONCURRENT RIGHT" means a right granted pursuant to Section 8 of the Plan.

       (j) "CONSULTANT" means any individual, partnership, limited liability company, corporation, joint stock company, trust, joint venture, association or un-incorporated organization or other form of business organization, which includes advisors and service providers, engaged by the Company or an Affiliate to render services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

       (k) "CONSTRUCTIVE TERMINATION" means that a Covered Executive voluntarily terminates his or her service after any of the following are undertaken without the Covered Executive's express written consent: (i) the assignment to the Covered Executive of any duties or responsibilities which result in any diminution or adverse change of the Covered Executive's position, responsibility, authority, status, circumstances or scope of service as in effect immediately prior to a Change in Control
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of the Company, or a change in the Covered Executive's title or office as in effect immediately prior to a Change in Control of the Company, or any removal of the Covered Executive from or any failure to re-elect the Covered Executive to any of such positions, except in connection with the termination of the Covered Executive's service on account of death, disability, retirement, for Cause, or any voluntary termination of service by the Covered Executive, other than Constructive Termination; (ii) a reduction by the Company in the Covered Executive's annual base compensation; (iii) any failure by the Company to continue in effect any benefit plan or arrangement, including incentive plans or plans to receive securities of the Company, in which the Covered Executive is participating or entitled under an employment agreement at the time of a Change in Control of the Company, or the taking of any action by the Company which would adversely affect the Covered Executive's participation in or reduce the Covered Executive's benefits or deprive the Covered Executive of any fringe benefit enjoyed by the Covered Executive at the time of a Change in Control of the Company, provided, however, that the Covered Executive may not incur a Constructive Termination following a Change in Control of the Company if the Company offers a range of benefit plans and programs which, taken as a whole, are comparable to the benefit plans and programs available to the Covered Executive immediately preceding a Change in Control; (iv) a relocation of the Covered Executive or relocation of the Company's offices to a location more than twenty five (25) miles from the location at which the Covered Executive performed his or her duties prior to a Change in Control of the Company, except for required travel by the Covered Executive on the Company's or any Affiliate's business to an extent substantially consistent with the Covered Executive's business travel obligations at the time of a Change in Control of the Company;
(v) any breach by the Company of any provision of this Plan; or, (vi) any failure by the Company to obtain an assumption of this Plan by any successor or assign of the Company.

       (l) "CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT" means the employment of an Employee or relationship as a Director of or Consultant to the Company is not interrupted or terminated. The Board, in its sole discretion, may
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determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or
(ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

       (m) "COVERED EXECUTIVE" means the Company's chief executive officer the other compensated officers of the Company for whom total compensation is required to be reported to the Company stockholders under the Exchange Act, as determined for the purposes of Section 162(m) of the Code.

       (n) "COVERED SERVICE PROVIDER" means Employees of the Company or an Affiliate, members of the Board of Directors of the Company or an Affiliate, and Consultants providing services to the Company or an Affiliate, as of the occurrence of a transaction or event constituting a Change in Control.

       (o) "COVERED TERMINATION" means either an involuntary termination without Cause or a Constructive Termination.

       (p) "DIRECTOR" means a member of the Board.

       (q) "DISINTERESTED PERSON" means a Director: who either (i) was not during the one year prior to service as an administrator of the Plan granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any Affiliate entitling the participants therein to acquire equity securities of the Company or any Affiliate except as permitted by Rule 16b-3 or (ii) is otherwise considered to be a "disinterested person" in accordance with Rule 16b-3(c)(2)(i), or any other applicable rules, regulations or interpretations of the Securities and Exchange Commission.

       (r) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a directors fee by the Company shall be sufficient to constitute "employment" by the Company.

       (s) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

       (t) "FAIR MARKET VALUE" means, as of any date, the value of the common stock of the Company determined as follows:
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             (1) if the common stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market (NASDAQ), the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

             (2) if the Common Stock is quoted on the Nasdaq National Market (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

             (3) in the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

       (u) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

       (v) "INDEPENDENT STOCK APPRECIATION RIGHT" means a right granted pursuant to Section 8 of the Plan.

       (w) "NONSTATUTORY STOCK OPTION" means any option to purchase Common Stock awarded pursuant to this Plan that does not qualify as an Incentive Stock Option (including, without limitation, any option to purchase Common Stock originally designated as or intended to qualify as an Incentive Stock Option).

       (x) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

       (y) "OPTION" means a stock option granted pursuant to the Plan.

       (z) "OPTION AGREEMENT" means a written agreement between the Company
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and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

       (aa) "OPTIONEE" means an Employee, Director or Consultant who holds an outstanding Option.

       (bb) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of the treasury regulations, adopted by the Treasury in respect of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

       (cc) "PLAN" means this Cetalon Corporation 2001 Equity Incentive Plan.

       (dd) "RULE 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

       (ee) "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time (or any successor to such legislation).

       (ff) "STOCK APPRECIATION RIGHT" means any of the various types of rights which may be granted under Section 8 of the Plan.

       (gg) "STOCK AWARD" means any right granted under the Plan, including any Option, any stock bonus, any right to purchase restricted stock, and any Stock Appreciation Right.

       (hh) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award, evidencing the terms and conditions of an individual Stock Award, and includes an Option Agreement, a stock bonus or restricted stock purchase agreement. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.
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       (ii) "TANDEM STOCK APPRECIATION RIGHT" or "TANDEM RIGHT" means a right granted pursuant to Section 8 of the Plan.

3.     ADMINISTRATION.

       (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(b) v).

       (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            i). to determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; the types and combinations of Stock Awards; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; whether a person shall be permitted to receive stock upon exercise of an Independent Stock Appreciation Right; and the number of shares with respect to which a Stock Award shall be granted to each such person;

            ii). to construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;
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            iii). to amend the Plan or a Stock Award as provided in Section 14;

            iv). generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company; and

            v). the Board may delegate administration of the Plan to a Committee composed of not less than one (1) member, all of the members of which Committee shall be Disinterested Persons and may also be, in the discretion of the Board, Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who:

                 (1) are not then subject to Section 16 of the Exchange Act;
            and/or

                 (2) are either (i) not then Covered Executives and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (ii) not persons with respect to whom the Company wishes to avoid the application of
            Section 162(m) of the Code.

       (c) Any requirement that an administrator of the Plan be a Disinterested Person shall not apply if the Board or the Committee expressly declares that such requirement shall not apply. Any
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       Disinterested Person shall otherwise comply with the requirements of Rule
       16b-3.

4.     SHARES SUBJECT TO THE PLAN.

       (a) Subject to the provisions of Section 13 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate 35% of the Company's total Common Stock issued and outstanding as of the date of any Stock Award. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. Shares subject to Stock Appreciation Rights exercised in accordance with Section 8 of the Plan shall not be available for subsequent issuance under the Plan.

       (b) The stock subject to the Plan may be unissued Common Stock or reacquired Common Stock, bought on the market or otherwise.

5.     ELIGIBILITY.

       (a) Stock Awards may be granted only to Employees, Directors or Consultants as designated by the Board, or Committee, provided however that only Employees of the Company or an Affiliate may be granted Incentive Stock Options and Stock Appreciation Rights appurtenant thereto.

      (b) A Director shall in no event be eligible for the benefits of the Plan unless, at the time discretion is exercised in the selection of the Director as a person to whom Stock Awards may be granted, or in the determination of the number of shares of Common Stock which may be covered by Stock Awards granted to the Director: (i) the Board has delegated its discretionary authority over the Plan to a Committee which consists solely of Disinterested Persons; or (ii) the Plan otherwise complies with the requirements of Rule 16b-3.
            The Board shall otherwise comply with the requirements of Rule 16b-3. This subsection 5(b) shall not apply if the Board or Committee expressly declares that it shall not apply.

       (c) No person shall be eligible for the grant of an Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all
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classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

       (d) Subject to the provisions of Section 13 relating to adjustments upon changes in stock, in no event shall any Optionee be granted Incentive Stock Options to the extent that the Common Stock covered by any Incentive Stock Options (and any incentive stock options granted pursuant to any other plans of the Company or its Affiliate) that may be exercised for the first time by such individual in any calendar year have an aggregate Fair Market Value in excess of $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the dates on which the Incentive Stock Options are granted. It is intended that the limitation on Incentive Stock Options provided in this Subsection 5(d) be the maximum limitation on Stock Options which may be considered Incentive Stock Options pursuant to the Code.

6.     OPTION PROVISIONS.

       Each Optionee shall enter into an Option Agreement with the Company setting forth the terms and conditions for the Options granted. In the event that any Option designated as an Incentive Stock Option does not qualify as an Incentive Stock Option, either because of its provisions, the failure of the stockholders of the Company to authorize the issuance of Incentive Stock Options, the time or manner of its exercise or otherwise, such Option, or portion thereof which does not qualify, shall be deemed to constitute a Nonstatutory Stock Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

       (a)   TERM. No Option shall be exercisable after the expiration of ten
(10) years from the date it was granted.
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       (b) PRICE. The exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted.

       (c) CONSIDERATION. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either:

             (i) in cash at the time the Option is exercised; or

             (ii) at the discretion of the Board or the Committee, at the time of the grant of the Option,

               (A) by delivery to the Company of other Common Stock of the Company,

            (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d); or

               (C) in any other form of legal consideration that may be acceptable to the Board.

       In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

       (d) TRANSFERABILITY. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Option Agreement does not provide for transferability, then the Nonstatutory Stock Option shall not be
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transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee. Notwithstanding the foregoing, the Optionee may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

       (e) VESTING. The total number of shares Common Stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate.

       (f) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Employee's, Director's or Consultant's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of:

              (i) the date three (3) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan, or
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              (iii) the date specified in any written agreement approved by an approved officer of the Company.

       (g) DISABILITY OF OPTIONEE. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

       (h) DEATH OF OPTIONEE. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of:

              (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement), or

              (ii) the expiration of the term of such Option as set forth in the Option Agreement.

If, at the time of death, the Optionee was not entitled to exercise his or her entire
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Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

       (i) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

       (j)   RE-LOAD OPTIONS.

             (A) Without in any way limiting the authority of the Board or Committee to make or not to make grants of Options hereunder, the Board or Committee shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionee to a further Option (a "Re-Load Option") in the event the Optionee exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of common stock in accordance with the Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option:

              (i) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option;

              (ii) shall have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option;

              (iii) shall have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option or, in the case of a Re-Load Option which is an Incentive Stock Option and which is granted to a 10% stockholder (as described in subsection 5(c)), shall
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              have an exercise price which is equal to one hundred ten percent
              (110%) of the Fair Market Value of the stock subject to the Re-Load Option on the date of exercise of the original Option; and

              (iv) will vest on a prorated monthly basis over the remaining vesting period of the original option or be fully vested if the original option fully vested at the time of exercise.

                         (B) Any such Re-Load Option may be an Incentive Stock
            Option or Nonstatutory Stock Option, as the Board or Committee may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on exercisability of Incentive Stock Options described in subsection 12(d) of the Plan and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under Section 4 of the Plan and shall be subject to such other terms and conditions as the Board or Committee may determine.

7.     TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK.

       Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

       (a) PURCHASE PRICE. The purchase price under each restricted stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such agreement, but in no event shall the purchase price be less than eighty-five percent (85%) of the Fair Market Value of the stock on the date such award is made. Notwithstanding the foregoing, the Board or the Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus
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agreement in consideration for past services actually rendered to the Company or for its benefit.

       (b) TRANSFERABILITY. No rights under a stock bonus or restricted stock purchase agreement shall be transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order satisfying the requirements of Rule 16b-3 and any administrative interpretations or pronouncements thereunder, so long as stock awarded under such agreement remains subject to the terms of the agreement.

       (c) CONSIDERATION. The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either:

       (i) in cash at the time of purchase;

       (ii) at the discretion of the Board or the Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or

       (iii) in any other form of legal consideration that may be acceptable to the Board or the Committee in their discretion.

Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

       (d) VESTING. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee.

       (e) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. In the event of the Continuous Status as an Employee, Director or Consultant with the Company terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by such Employee, Director or Consultant which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such Employee, Director or Consultant.

8.     STOCK APPRECIATION RIGHTS.

      (a) The Board or Committee shall have full power and authority, exercisable in its sole discretion, to grant Stock Appreciation Rights under the Plan to Employees, Directors or Consultants. To exercise any outstanding Stock Appreciation Right, the holder must provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such right. If a Stock Appreciation Right is granted to an individual who is at the time subject to Section 16(b) of the Exchange Act (a "Section 16(b) Insider"), the Stock Award Agreement of grant shall incorporate all the terms and conditions at the time necessary to assure that the subsequent exercise of such right shall qualify for the safe-harbor exemption from short-swing profit liability provided by Rule 16b-3 promulgated under the Exchange Act (or any successor rule or regulation). Except as provided in subsection 5(d), no limitation shall exist on the aggregate amount of cash payments the Company may make under the Plan in connection with the exercise of a Stock Appreciation Rights.

       (b) Three types of Stock Appreciation Rights shall be authorized for issuance under the Plan:

                  (1) TANDEM STOCK APPRECIATION RIGHTS. Tandem Stock Appreciation Rights will be granted appurtenant to an Option, and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. Tandem Stock Appreciation Rights will require the holder to elect between the exercise of the underlying Option for shares of stock and the surrender, in whole or in part, of such Option for an appreciation distribution. The appreciation distribution payable on the exercised Tandem Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the Option surrender) in an amount up to the excess of (A) the Fair Market Value (on the date of the Option surrender) of the number of shares of stock covered by that portion of the surrendered Option in which the Optionee is vested over (B) the aggregate exercise price payable for such vested shares.

                  (2) CONCURRENT STOCK APPRECIATION RIGHTS. Concurrent Stock Appreciation Rights will be granted appurtenant to an Option and may apply to all or any portion of the shares of stock subject to the underlying Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. A Concurrent Stock Appreciation Right shall be exercised automatically at the same time the underlying Option is exercised with respect to the particular shares of stock to which the Concurrent Stock Appreciation Right pertains. The appreciation distribution payable on an exercised Concurrent Stock Appreciation Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Concurrent Stock Appreciation Right) in an amount equal to such portion as shall be determined by the Board or the Committee at the time of the grant of the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Concurrent Stock Appreciation Right) of the vested shares of stock purchased under the underlying Option which have Concurrent Stock Appreciation Rights appurtenant to them over (B) the aggregate exercise price paid for such shares.

                   (3) INDEPENDENT STOCK APPRECIATION RIGHTS. Independent Stock Appreciation Rights will be granted independently of any Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to Nonstatutory Stock Options as set forth in Section
6. Independent Stock Appreciation Rights shall be denominated in share equivalents. The appreciation distribution payable on the exercised Independent Stock Appreciation Right shall be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Independent Stock Appreciation Right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such Independent Stock Appreciation Right, and with respect to which the holder is exercising the Independent Stock Appreciation Right on such date, over (B) the aggregate Fair Market Value (on the date of the grant of the Independent Stock Appreciation Right) of such number of shares of the Company's stock. The appreciation distribution payable on the exercised Independent Stock Appreciation Right shall be in cash or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Independent Stock Appreciation Right.

9.     CANCELLATION AND RE-GRANT OF OPTIONS.

       (a) The Board or the Committee shall have the authority to effect, at any time and from time to time, (i) the re-pricing of any outstanding Options and/or any Stock Appreciation Rights under the Plan and/or (ii) with the consent of the affected holders of Options and/or Stock Appreciation Rights, the cancellation of any outstanding Options and/or any Stock Appreciation Rights under the Plan and the grant in substitution therefor of new Options and/or Stock Appreciation Rights under the Plan covering the same or different numbers of shares of stock, but having an exercise price per share not less than eighty-five percent (85%) of the Fair Market Value (one hundred percent (100%) of the Fair Market Value in the case of an Incentive Stock Option or, in the case of a 10% stockholder (as described in subsection 5(c)), not less than one hundred ten percent (110%) of the Fair Market Value per share of stock on the new grant date.

      (b) Shares subject to an Option or Stock Appreciation Right canceled under this Section 9 shall continue to be counted against the maximum award of Options and Stock Appreciation Rights permitted to be granted pursuant to subsection 5(d) of the Plan. The re-pricing of an Option and/or Stock Appreciation Right under this Section 9, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and/or Stock Appreciation Right and the grant of a substitute Option and/or Stock Appreciation Right; in the event of such re-pricing, both the original and the substituted Options and Stock Appreciation Rights shall be counted against the maximum awards of Options and Stock Appreciation Rights permitted to be granted pursuant to subsection 5(d) of the Plan.
            The provisions of this subsection 9(b) shall be applicable only to the extent required by Section 162(m) of the Code.

10.    COVENANTS OF THE COMPANY.

       (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

       (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Stock Award; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

11.    USE OF PROCEEDS FROM STOCK.

       Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

12.    MISCELLANEOUS.

       (a) Acceleration. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest pursuant to subsection 6(e), 7(d) or Section 8, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

       (b) Not A Stock Holder. Neither an Employee, Director or Consultant nor any person to whom a Stock Award is transferred under subsection 6(d), 7(b), or
Section 8 shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

       (c) No Right to Employment or Continuation of Relationship. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, Director, Consultant, or other holder of Stock Awards, any right to continue in the employ of the Company or any Affiliate, or to continue acting as a Director of or Consultant to the Company or an Affiliate, or shall affect the right of the Company or any Affiliate to terminate the employment of an Employee or relationship as a Director or Consultant, or other holder of Stock Awards, with or without cause.

       (d) Limitation on Incentive Stock Options. To the extent that the aggregate Fair Market Value, as determined at the time of grant, of stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

       (e) Written Assurances. The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred pursuant to subsection 6(d), 7(b) or Section 8, as a condition of exercising or acquiring stock under any Stock Award;

              (i) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and

              (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such persons own account and not with any present intention of selling or otherwise distributing the stock.

The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

       (f) Taxes. To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state, provincial or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

       (g) Choice of Law. The validity, construction and effect of this Plan and any rules and regulations relating to this Plan shall be determine in accordance with the laws of the State of Nevada, without giving effect to the conflict of laws principles thereof.

       (h) Severability. If any provision of this Plan or any Stock Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any individual or Stock Award, or would disqualify this Plan or any Stock Award under any law deemed applicable by the Committee or the Board, such provision shall be construed or deemed amended to conform to applicable law, or if it cannot be construed or deemed amended without, in the sole determination of the Committee or the Board, materially altering the intent of this Plan or the Stock Award, such provision shall be stricken as to such jurisdiction, individual or Stock Award and the remainder of this Plan and any such Stock Award shall remain in full force and effect.

       (i) Fractional Shares. No fractional shares shall be issued or delivered pursuant to this Plan or any Stock Award, and the Committee or the Board shall determine, in its sole discretion, whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated

       (j) Headings. Headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

       (k) Effective Date. The provisions of this Plan that relate to the grant of Incentive Stock Options shall be effective as of the date of the approval of this Plan by the stockholders of the Company.

       (l) No Limitation Upon the Rights of the Company. The grant of a Stock Award pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, or changes of its capital or business structure; to merge, convert or consolidate; to dissolve or liquidate; or sell or transfer all or any part of its business or assets.

       (m) Limitation of Liability. The Company shall not be liable for damages due to delay in the issuance, delivery or transfer of any Stock Award or any stock issuable in connection with such Stock Award or any Stock Award Agreement, letter, instrument or certificate evidencing such Stock Award for any reason whatsoever, including, but not limited to, a delay caused by the listing requirements of any securities exchange or automated quotation system or any registration requirements under the Securities Act, the Exchange Act , or under any other state of federal law, rule or regulation.

       (n) Compliance With Securities and Other Laws. As a condition to the issuance or transfer of any Stock Award or any security issuable in connection with such Stock Award, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that (a) such issuance and/or transfer will not be in violation of the Securities Act or any other applicable securities laws and (b) such issuance and/or transfer will not be in violation of the rules and regulations of any securities exchange or automated quotation system on which the Common Stock is listed or admitted to trading. Further, the Company may refrain from issuing, delivering or transferring any Stock Award or any security issuable in connection with such Stock Award until the Committee or the Board has determined that such issuance, delivery or transfer will not violate applicable securities laws and that the recipient has tendered to the Company any federal, state or local tax owed as a result of such issuance, delivery or transfer, when the Company has a legal liability to satisfy such tax obligation. The Company shall not be liable for damages due to delay in the issuance, delivery or transfer of any Stock Award or any security issuable in connection with such Stock Award or any agreement, instrument or certificate evidencing such Stock Award or security for any reason whatsoever, including, but not limited to, a delay caused by the listing requirements of any securities exchange or automated quotation system or any registration requirements under the Securities Act, the Exchange Act, or under any other state or federal law, rule or regulation. The Company is under no obligation to take any action or incur any expense to register or qualify the issuance, delivery or transfer of any Stock Award or any security issuable in connection with such Stock Award under applicable securities laws or to perfect any exemption from such registration or qualification or to list any security on any securities exchange or automated quotation system. Furthermore, the Company will have no liability to any person for refusing to issue, deliver or transfer any Stock Award or any security issuable in connection with such Stock Award if such refusal is based upon the foregoing provisions of this Section 8. As a condition to any issuance, delivery or transfer of any Stock Award or any security issuable in connection with such Stock Award, the Company may place legends on any agreement, instrument or certificate evidencing such Stock Award or security, issue stop transfer orders with respect thereto and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with applicable laws or regulations, including, if the Company or its counsel deems it appropriate, representations from the recipient of such Stock Award or security to the effect that such recipient is acquiring such Stock Award or security solely for investment and not with a view to distribution and that no distribution of the Stock Award or the security will be made unless registered pursuant to applicable federal and state securities laws, or in the opinion of counsel to the Company, such registration is unnecessary.

13.    ADJUSTMENTS UPON CHANGES IN STOCK.

       (a) If any change is made in the Common Stock which are the subject of the Plan, or any stock subject to any Stock Award (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a) and the maximum number of shares subject to award to any person during any calendar year pursuant to subsection 5(d), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Stock Awards.

      (b) In the event of a Change of Control, any surviving corporation shall
(i)
assume any Stock Awards outstanding under the Plan or shall substitute similar Stock Awards for those outstanding under the Plan, or (ii) such Stock Awards shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such Stock Awards, or to substitute similar options for those outstanding under the Plan, then, with respect to Stock Awards held by the Officers and Directors, the time during which such Stock Awards may be exercised shall be accelerated prior to the transaction closing date and fully exercisable and the Stock Awards terminated if not exercised prior to such Change of Control event.

       (c) Notwithstanding any other provision of this Plan, with respect to any Covered Executive, if such Covered Executive's continuous service with the Company or an Affiliate is terminated by a Covered Termination within eighteen
(18) months of the date of the Change in Control, then any Stock Awards held by such Covered Executive shall immediately become fully vested and exercisable, and any repurchase right by the Company or any Affiliate with respect to any Common Stock covered by such Stock Awards shall immediately lapse.

14.    AMENDMENT OF THE PLAN AND STOCK AWARDS.

       (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

            (i) Increase the number of shares reserved for Stock Awards under the Plan;

            (ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the

            Plan to satisfy the requirements of Section 422 of the Code); or

            (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code or to comply with the requirements of Rule 16b-3.

       (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

       (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

       (d) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

       (e) The Board at any time, and from time to time, may amend the terms of any one or more Stock Award; provided, however, that the rights and obligations under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

15.    TERMINATION OR SUSPENSION OF THE PLAN.

       (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on July 24, 2011, which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

       (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

16.    EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no Incentive Stock Options granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board, and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of California.